                                                                       EXHIBIT 8

EURO TECH HOLDINGS COMPANY LIMITED, FORM 20-F (12/31/00)

List of Subsidiaries


                                                Jurisdiction of
      Name                                      Incorporation
      ----                                      ---------------

      Euro Tech (Far East) Ltd.                 Hong Kong

      Shanghai Euro Tech Limited                PRC

      Euro Tech Trading (Shanghai) Limited      PRC

      Euro Tech (China) Limited                 Hong Kong (Inactive)

      Chinah20.com, Ltd.                        Hong Kong





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